UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 13, 2006

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	1-10741	95-2782215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(Zip Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

Check the appropriate box below it the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

The following is the text of a press release including registrant’s results for the 3rd quarter of 2006 which registrant intends to have published on November 13, 2006:

FOR IMMEDIATE RELEASE — November 13, 2006 — CHINO, CA

PROVENA FOODS INC.(“PZA” — AMEX) REPORTS THIRD QUARTER RESULTS

CHINO, Calif., Provena Foods Inc. (AMEX: PZA) had net earnings of $202,406 for the 3rd quarter and $641,750 for the 1st nine months of 2006 compared to net losses of $532,351 and $211,060 a year ago. The Company’s sales were up 8.6% in the 3rd quarter and up 6% in the 1st nine months of 2006 compared to the same periods of 2005. The meat division provided the increases in earnings and sales in both periods.

CONDENSED STATEMENT OF OPERATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2006	2005	2006	2005
Net Sales	$15,162,399	$13,965,713	45,697,422	43,126,885
Cost of Sales	13,801,327	13,401,238	41,588,529	40,916,460

Gross profit	1,361,072	564,475	4,108,893	2,210,425
Operating Expenses:
Distribution	371,255	408,222	1,230,622	1,249,070
General and administrative	635,321	489,691	1,844,947	1,538,313

Operating loss	354,496	(333,438)	1,033,324	(576,958)
Interest expense and other financing costs, net	(142,471)	(164,372)	(400,918)	(625,918)
Other Income, net	125,285	147,605	453,622	360,480

Loss before income taxes	337,310	(350,205)	1,086,028	(842,396)
Income tax benefit	(134,904)	139,145	(444,278)	310,045

Net loss	202,406	(211,060)	641,750	(532,351)

Loss per share:
Basic and diluted	0.06	(0.06)	0.18	(0.16)

Shares used in computing loss per share.
Basic and diluted:	3,514,685	3,412,842	3,495,337	3,382,503

SECTION 8 — OTHER EVENTS

Item 8.01 Other Events

On September 6, 2006 the Company announced that it had entered into a definitive merger agreement with Hormel Foods Corporation (NYSE:HRL) whereby, subject to customary conditions and approval of the Company’s shareholders, Hormel Foods will acquire the Company for 0.08 shares of Hormel Foods common stock for each share of Company common stock. Provena shareholders of record at the close of business on Monday, October 23, 2006 will be entitled to notice of, and to vote at, the special meeting, which will be held at 11:00 a.m. local time on Thursday, December 14, 2006 at 5010 Eucalyptus Avenue, Chino, California.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

No financial reports or exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2006	PROVENA FOODS INC.

	By	/s/ THOMAS J. MULRONEY
Thomas J. Mulroney
Vice President and Chief Financial Officer